Exhibit 99.1

Contact:

Jenny Bruso Director, Investor Relations Universal Technical Institute, Inc. jenny.bruso@uti.edu	Tina Miller Director, External Communications Universal Technical Institute, Inc. tmiller@uti.edu

(623) 445-9351	(623) 445-0943

Universal Technical Institute Promotes Eugene S. Putnam, Jr. to President and Chief Financial Officer

PHOENIX, March 7 /PRNewswire-FirstCall/ — Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today announced that Eugene S. Putnam, Jr., Executive Vice President and Chief Financial Officer (CFO), has been promoted to the role of President and Chief Financial Officer.  In his expanded role, Mr. Putnam will be responsible for Operations, Human Resources, Information Technology, Legal, Regulatory Compliance and Government Relations, in addition to his current CFO responsibilities. He will report directly to Kimberly McWaters, UTI’s Chief Executive Officer.

Mr. Putnam has served as UTI’s Executive Vice President and CFO since July of 2008. Previous to joining UTI he served as Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation, President of Coastal Securities L.P. and Executive Vice President and Chief Financial Officer of Sterling Bancshares, Inc.  Mr. Putnam also spent 14 years as Director of Investor Relations and in various corporate finance positions with SunTrust Banks, Inc.  He received his MBA from the University of North Carolina and holds a BS in Economics from the University of California, Los Angeles.

“Eugene’s promotion formalizes the partnership we have had in managing the business over the past few years and recognizes the key role he has played in driving improved efficiencies and recent record-breaking results,” said Ms. McWaters. “Expanding Eugene’s role will also enable me to focus on more traditional CEO responsibilities, like company strategy, with an emphasis on our marketing and admissions activities. I am truly excited about our continued collaboration as we move the business forward.”

About Universal Technical Institute, Inc.

Headquartered in Phoenix, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians.  With more than 140,000 graduates in its 45-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers.  Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

For more information about Universal Technical Institute, Inc. and its training programs, visit www.uti.edu.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, could be deemed “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements.  Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the Company, increased investment in management and capital resources, the effectiveness of the Company’s recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the public filings of the Company.  Further information on these and other potential factors that could affect the Company’s financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission.  The forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.